                                                                     Exhibit 5.2


                      MILBANK, TWEED, HADLEY & McCLOY LLP

                            1 CHASE MANHATTAN PLAZA

  LOS ANGELES              NEW YORK, N.Y. 10005-1413                 TOKYO
  212-092-4000                       __________                   812-2504-1080
FAX: 213-629-5043                                             FAX: 812-3595-2790
                                  212-530-5000
 WASHINGTON, D.C.              FAX: 212-530-5213                   HONG KONG
  202-825-7500                                                    852-2971-4888
FAX: 202-935-7580                                             FAX: 852-2040-0732

       LONDON                                                       SINGAPORE
  44-171-440-3000                                                  65-420-2400
FAX: 44-171-448-2023                                            FAX: 65-420-2500

      MOSCOW
  7-501-266-5015
FAX: 7-501-258-5014



                                 April 19, 1999


Alcan Aluminium Limited
1188 Sherbrooke Street West
Montreal, Quebec, Canada H3A 3G2


Dear Ladies and Gentlemen:

     We submit this opinion in connection with the proposed public offering from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), of up to $800,000,000 in aggregate principal amount of debt securities (the "Debt Securities") and/or certain classes of equity securities (the "Equity Securities") of Alcan Aluminium Limited (the "Issuer"), as contemplated in the Issuer's Registration Statement on Form S-3 being filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Act (the "Registration Statement"). The Debt Securities will be issued under an Indenture dated as of May 15, 1983, as supplemented (as so supplemented, the "Indenture"), between the Issuer and Bankers Trust Company, as Trustee. We hereby consent to the use of this opinion in the Registration Statement and to the reference to us under the heading "Legal Opinions".

     We have examined originals, or copies certified to our satisfaction of such corporate records of the Issuer, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Issuer and other documents as we have deemed it necessary to require as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents sent to us as copies and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Issuer and other appropriate persons and statements contained in the Registration Statement.

Alcan Aluminium Limited
April 14, 1999
Page Two

     Based on the foregoing and having regard to legal considerations we deem relevant, we are of the opinion that (i) the Debt Securities, when executed by the Issuer and authenticated by or on behalf of the Trustee, pursuant to the terms of the Indenture, and issued for value, will be legally issued, binding obligations of the Issuer and (ii) the Equity Securities, upon due authorization by the Board of Directors of the Issuer, due execution by proper officers of the Issuer and due authentication by the Issuer's transfer agent and registrar of certificates representing the Equity Securities and delivery thereof against payment of the purchase price thereof, will be legally issued, fully paid and non-assessable.

     We are members of the Bar of the State of New York and do not express any opinion herein as to any matters governed by any law other than the law of the State of New York and the Federal law of the United States of America. Insofar as the opinion expressed herein relates to or is dependent upon matters governed by the laws of Canada or the Province of Quebec, we have relied without independent investigation upon the opinion of McCarthy Tetrault, Canadian counsel to the Issuer, which is being delivered to you and filed with the Commission on the date hereof as an exhibit to the Registration Statement.

                                             Very truly yours,


                                             /s/ Milbank, Tweed, Hadley
                                                 & McCloy LLP




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